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                                 EXHIBIT 3.02

                                     BYLAWS

                                       OF

                           LAW COMPANIES GROUP, INC.

                             A GEORGIA CORPORATION



                               AS AMENDED THROUGH
                                 OCTOBER, 1996
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                                  ARTICLE ONE

                                    OFFICES

1.1 The Corporation shall maintain a registered office and shall appoint a registered agent at such office. The registered office of the corporation and the registered agent of the corporation at such office may be changed from time to time by the Board of Directors in the manner specified by law.

1.2 The Corporation may have offices at such place or places (within or without the State of Georgia) as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.


                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

2.1 All meetings of the shareholders shall be held at the principal offices of the Company, or at such place as may be fixed from time to time by the Board of Directors.

2.2 An annual meeting of the shareholders shall be held on the last Thursday of March in each year at 4:30 P.M. at the principal office of the Company or at such place and time as may be fixed from time to time by the Board of Directors. At such meeting, or at a substitute annual meeting of shareholders or at a special meeting of shareholders, the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting. Unless a shareholder so demands, the election of directors need not be by written ballot.

2.3 Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President or the Secretary when so directed by the Board of Directors, or at the request in writing of any four or more directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.4 Except as otherwise required by statute or the Articles of Incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten, nor more than fifty days, before such meeting. If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting
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       is called.  Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and to the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transactions of business. The notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

2.5 The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.
       If. however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

2.6 At every meeting of the shareholders, including (but without limitation of the generality of the foregoing language) meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

2.7 Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

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                                ARTICLE  THREE

                                   DIRECTORS

3.1 Except as may be otherwise provided by any legal agreement among shareholders, the property, business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authority by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2 The Board of Directors shall consist of not less than six nor more than thirteen members, the precise number to be fixed by resolution of the shareholders from time to time. Each director (whether elected at an annual meeting of shareholders or otherwise) shall hold office until the annual meeting of shareholders held next after his election and until a qualified successor shall be elected, or until his earlier death, resignation, incapacity to serve or removal. Directors need not be shareholders. Outside directors shall not be considered to be employees even though they are compensated for their services. Outside directors may be compensated as determined from time to time by resolution of the Board of Directors. No person shall serve as a director until he reaches the age of 25 or after he reaches the age of 75.

3.3 If any vacancy shall occur among the directors by reason of death, resignation, incapacity to serve, increase in the authorized number of directors, or otherwise, the remaining directors shall continue to act, and such vacancies may be filled, for the unexpired term, by a majority vote of the directors then in office, though less than a quorum, and, if not theretofor filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. A director may resign at any time and acceptance of his resignation shall not be necessary to make it effective. Such resignation shall take effect at the time stated.

3.4 The Board of Directors may hold its meetings at such place or places (within or without the State of Georgia) as it may from time to time determine.

3.5 Directors who are also employees of the corporation shall not be allowed compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof.

3.6 Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the

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       proceedings of the Board of Directors or such committee.  Such consent shall have the same force and effect as a unanimous vote.

3.7 Action by Telephone Conference Call. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                  ARTICLE FOUR

                                   COMMITTEES

4.1(a) The Board of Directors, by resolution adopted by a majority of the entire
       Board, may designate an Executive Committee of no fewer than three nor more than seven directors, and shall designate a chairman. The Executive Committee shall include the Chairman of the Board and the President, if the President is a director, and such other directors as may be selected by majority vote of the Board of Directors.

4.1(b) The Board shall have power at any time to remove any member of the Executive Committee, with or without cause, and to fill vacancies in and to dissolve the Executive Committee.

4.1(c) Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a director.

4.1(d) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of property, business, and affairs of the corporation, including all powers herein or in the Articles of Incorporation specifically granted to the Board of Directors, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have authority as to the following matters:

       (1) The voluntary dissolution of the corporation or a revocation of any such voluntary dissolution;

       (2)  The merger or consolidation of the corporation;

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       (3)  The sale, lease or exchange of all or substantially all of the property of the corporation;

       (4) The recommendation to the shareholders of any amendment to the Articles of Incorporation;

       (5)  The removal of Directors or the filling of vacancies in the Board;

       (6) The designation of any committee of Directors or the filling of any vacancies in any such committee;

       (7) The fixing of compensation of the Directors for serving on the Board or any committee of Directors;

       (8)  The amendment or repeal of the Bylaws, or the adopting of new
            Bylaws;

       (9) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable;

       (10) The declaration or authorization of the payment of any dividend in cash, property or stock.

4.1(e) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors, except where action shall have been taken by the corporation or third parties have relied upon such proceedings before such revision or alteration.

4.1(f) The Executive Committee shall act by majority vote of its members.

4.1(g) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

4.2(a) The Board of Directors, by resolution adopted by a majority of the entire
       Board, may designate one or more additional committees, each committee to consist of three or more of the directors of the corporation, which shall

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       have such name or names and shall have and may exercise such powers as delegated to it by the Board of Directors in the management of the property, business, and affairs of the corporation, except the powers denied to the Executive Committee by the Bylaws of the corporation.

4.2(b) The Chairman of the Board and the President shall be ex-officio members of such committees.

4.2(c) The Board of Directors shall have power at any time to remove any member of any Board committee, with or without cause, and to fill vacancies in and to dissolve any such committee.


                                  ARTICLE FIVE

                       MEETINGS OF THE BOARD OF DIRECTORS

5.1    The Board of Directors shall hold four regular meetings each year.

5.2 Regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Georgia) as shall from time to time be determined by the Board of Directors.

5.3 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two days notice by mail, telegram, cablegram or personal delivery to each director and shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any four or more directors. Any such special meeting shall be held at such time and place (within or without the State of Georgia) as shall be stated in the notice of the meeting.

5.4 Notice of any special meeting of the Board of Directors shall state the purposes thereof.

5.5 At all meetings of the Board of Directors, the presence of a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

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5.6    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with minutes of the proceedings of the Board or committee.

5.7 Directors may not vote by proxy at a meeting of the Board, and each director shall have one vote on each question.


                                  ARTICLE SIX

                                    OFFICERS

6.1 The Board of Directors at its first meeting after each annual meeting of shareholders shall elect by a majority vote a Chairman of the Board, a President, a Secretary and a Treasurer. The Board at its first such meeting shall also designate by a majority vote a Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board or the President. The Executive Committee or any member of the Board may from time to time nominate to the Board of Directors other officers including one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries and such other officers as the Executive Committee or members of the Board shall deem necessary. The Board of Directors shall elect any or all of such other officers from nominations made by the Executive Committee and such other officers shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Officers may be elected and any vacancies may be filled by election at any meeting of the Board.

6.2 Any person may hold any two or more offices, except that no person may hold both the offices of President and Secretary. No officer need be a shareholder.

6.3 The total compensation of all the officers of the corporation shall be fixed by the Board of Directors. The Board may delegate to a committee of directors the power to fix or approve the total compensation of officers. No person who is also a director shall vote as a director or member of a committee in the determination of the amount of compensation payable to him.

6.4 Each officer of the corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Notwithstanding any powers or authority given to the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary and the Treasurer may be removed only by the Board of Directors. Any other officer may be removed

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       by the Board or by the Executive Committee.  Any such removal by the
       Board or by the Executive Committee may be with or without cause. An officer may resign at any time and acceptance of the resignation shall not be necessary to make it effective. Such resignation shall take effect at the time stated.

                             CHAIRMAN OF THE BOARD

6.5 The Board shall elect a Chairman of the Board by a majority vote from their members at the first board meeting subsequent to the annual meeting of shareholders. He shall call all regular meetings of the Board and shareholders and shall preside at such meetings and perform such other duties as these Bylaws or the Board may prescribe. He shall be ex-officio a member of all Board committees. The Board of Directors at any time and from time to time may elect by a majority vote an Acting Chairman or a Temporary Chairman of the Board. The Acting Chairman or Temporary Chairman shall have the powers and perform the duties of the Chairman while acting in that capacity.

                     DUTIES OF THE CHIEF EXECUTIVE OFFICER

6.6(a) The Chief Executive Officer shall have general and active supervision and control of the property, business and affairs of the corporation.

6.6(b) Without limiting the generality of the foregoing, the Chief Executive
       Officer shall:

       (1) Have authority to designate, appoint, and remove, with or without cause, any agent or employee of the Corporation, but he shall have no authority to appoint or remove any director or any officer elected by the Board of Directors;

       (2) See that all resolutions, orders and directives of the Board are carried into effect;

       (3)  Be an ex-officio member of all committees of the Board;

       (4) Keep the Board and any committees of the Board fully informed as to the affairs of the corporation and shall freely consult them concerning the affairs of the corporation;

       (5) Have authority to sign, execute and deliver, with any other appropriate officer, corporate instruments of conveyance, instruments of indebtedness and obligation (including bonds), and contracts and other instruments and documents which may be authorized by the Board, except in cases where the signing, execution, or delivery thereof shall have been delegated by these Bylaws or by the Board to some other officer or agent of the corporation, or shall be required by law otherwise to be signed, executed or delivered; and

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       (6)  Perform all duties incident to the office of the Chief Executive
            Officer as are specifically imposed upon him by law and such other duties as the Board may prescribe from time to time.

                            DUTIES OF THE PRESIDENT

6.7(a) The President shall be the chief operating officer of the corporation.
       In the event of the death or disability of the Chairman of the Board or when specifically authorized by the Board of Directors, the President shall have the powers and perform the duties of the Chairman of the Board and the Chief Executive Officer.

6.7(b) Without limiting the generality of the foregoing, the President shall:

       (1) Direct, administer and coordinate the activities of the Corporation in accordance with policies, goals, and objectives established by the Chief Executive Officer and the Board of Directors, and assist the Chief Executive Officer in the development of cooperate policies and goals that cover Company operations, personnel, financial performance and growth;

       (2) Direct corporate operations to achieve budgeted profit results and other financial criteria;

       (3) Direct the development and preparation of short-term plans and budgets based upon the broad corporate goals and growth objectives and recommends their adoption to the Chief Executive Officer and Board of Directors;

       (4) Develop and maintain a sound plan of Corporate organization and establish policies to insure adequate management development and to provide for capable management successions;

       (5) Direct the development and installation of corporate procedures and controls to maintain communication and adequate flow of information and to maintain adequate management control and direction of the enterprise;

       (6) Develop and establish corporate operating policies consistent with the Chief Executive Officer's broad policies and objectives and ensure the adequate execution thereof;

       (7) Appraise and evaluate the results of overall operations regularly and systematically and report these results to the Chief Executive Officer and Board of Directors;

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       (8)  Direct the development and establishment of adequate and equitable personnel policies, salary administration policies, and employee benefit plans throughout the Corporation;

       (9) Assume other special activities and responsibilities from time to time as directed by the Chief Executive Officer; and

       (10) Perform all duties incident to the office of President as are specifically imposed upon him by law and such other duties the Board may prescribe from time to time.

                                VICE PRESIDENTS

6.8(a) The Vice Presidents shall perform such duties as are generally performed by vice presidents. The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors or the President shall request or delegate. The Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors or the President.

6.8(b) In the absence of the President, or in the event of his death or inability to act, the powers, duties and functions of his office shall be temporarily performed and exercised by the Chairman of the Board if the office is filled. Otherwise one or more of the Vice Presidents as prescribed or directed by the Board shall assume such powers, duties and functions and when acting in such capacity the Chairman or the Vice President shall be subject to all restrictions upon the President.

                                   SECRETARY

6.9(a) The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the Board committee when required. He shall give, or cause to be given, any notice required to be given, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority.

6.9(b) He shall assure that minutes of all Board, committee or shareholders meetings shall be reported as outlined above and submitted in final form to the proper parties not less than fifteen days after meetings of the Board, committees or shareholders.

6.9(c) He shall maintain custody of the seal of the corporation and see that it is affixed to all corporate documents required to be executed under seal.

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6.9(d) He shall have custody of the general records and documents of the corporation other than those required to be kept in the custody of the Treasurer and/or the Controller, pursuant to any directive of the Board or the President consistent with these Bylaws.

                                   TREASURER

6.10(a) The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation and shall deposit, or cause to be deposited, in the name of the corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board.

6.10(b) He shall keep accurate records of same and keep the President and the Board fully informed as to all matters relating to the business and affairs of the corporation for which he is responsible.

6.10(c) He shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation.

6.10(d) In general, he shall perform all duties incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.

                               ABSENCE OF OFFICER

6.11 In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may by a majority vote delegate, for the time being, any or all of the powers or duties of such officer to any officer or to any director pursuant to the requirements of these Bylaws.


                                 ARTICLE SEVEN

                                 CAPITAL STOCK

7.1 The interest of each shareholder shall be evidenced by certificate or certificates representing shares of stock of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any represented thereby, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall be sealed

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       with the seal of the corporation; provided, however that where such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any such officer and such seal may be facsimile. In case any officer or officers who shall have signed, or whose signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

7.2 The corporation shall keep a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes of stock, if there be more than one class, the names of the shareholders entitled to vote, with the address of, and the number of shares held by each, the date on which the certificate was issued and the date on which the certificate was canceled, if such be the case. Said record shall be presented at all meetings of the shareholders.

7.3(a) Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by his legal representative, or by an agent or his attorney duly constituted in writing, and upon surrender of the certificate therefore, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these Bylaws.

7.3(b) The Board may make or authorize the making of additional rules and regulations consistent with law and these Bylaws, which it may deem expedient for the issue, transfer and registration or transfer of securities of the corporation.

7.4(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

7.4(b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

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7.5    The corporation shall be entitled to treat the holder of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6 The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

7.7 Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.


                                 ARTICLE EIGHT

                                 MISCELLANEOUS

                                      SEAL

8.1 The corporate seal shall be in such form as the Board of Directors may from time to time determine.

                               ANNUAL STATEMENTS

8.2 Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

       (1) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and

       (2) A profit and loss statement showing the results of its operation during its fiscal year. Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

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

                                INDEMNIFICATION

8.3(a) Definitions.  As used in Section 8.3 of this Article, the term

       (1) "Corporation" or "corporation" includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

       (2) "director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

       (3)  "expenses" include attorneys' fees.

       (4) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

       (5) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

       (6) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

8.3(b) Indemnification of Directors and Officers - General.

       (1) Except as provided under subsection (3) of this Section 8.3(b), and subject to the limitations in Section 8.3(d) of this Article, the corporation shall indemnify an individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in a proceeding if:

            (A) he acted in a manner he believed in good faith to be in or not opposed to the be interests of the corporation;

            (B) he acted with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan; and

            (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

       (2) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct set forth in subsection (1) above.

       (3) To the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director or officer of the corporation, the corporation shall indemnify the director or officer against reasonable expenses incurred by him in connection therewith regardless of whether the director or officer has met the standards set forth in subsection (1) of this Section 8.3(b) and without any action or determination under Section 8.3(d)(1)(A) of this Article 8.

8.3(c)   Advances for Expenses.

       (1) The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

            (A) The director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 8.3(b)(1) of this Article; and

            (B) The director or officer furnishes the corporation a written undertaking, executed personally or an his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article.

       (2)  The undertaking required by paragraph (B) of subsection (1) of this
            Section 8.3(c) must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

8.3(d)   Limitations on Indemnification.

       (1)  The corporation shall not indemnify a director or officer under
            Section 8.3(b) of this Article:

            (A) In connection with a proceeding by or in the right of the corporation in which the director was adjudged to be liable to the corporation; or

            (B) In connection with any other proceeding in which he was adjudged liable on the basis that improper benefit was improperly received by him.

       (2)  The corporation shall not indemnify a director or officer under
            Section 8.3(b) of this Article unless a determination has been made in the specific case that indemnification of the director or officer is permissible in the circumstances because he has met the standard of conduct set forth in Section 8.3(b)(1). Such determination shall be made:

            (A) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (B) If a quorum cannot be obtained under paragraph (ii) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

            (C)     By special legal counsel:

                    (i) Selected by the Board of Directors or its
                        committee in the manner prescribed in paragraph (A) or
                        (B) of this subsection; or

                    (ii) If a quorum of the Board of Directors
                         cannot be obtained under paragraph (A) of this subsection and a committee cannot be designated under paragraph (B) of this subsection, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

            (D) By the shareholders, but the shares owned by or voted under the control of the officers and directors who are at the time parties to the proceeding may not be voted on the determination.

       (3) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (2)(C) of this Section to select counsel.

       (4) Indemnification permitted under Section 8.3(b) of this Article in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

                            FAIR PRICE REQUIREMENTS

8.4 The provisions of Title 14, Chapter 2, Article 11, Part 2 of the Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Code and these Bylaws.

               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

8.5 The provisions of Title 14, Chapter 2, Article 11, Part 3 of the Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Code and these Bylaws.


                                  ARTICLE NINE

                           NOTICES; WAIVERS OF NOTICE

9.1 Except as otherwise specifically provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by cable or telegram, or by mail by depositing the same in the post office or letter box in a postpaid sealed envelope, addressed to such shareholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

9.2 When any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, or cable, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

                                  ARTICLE TEN

                                   AMENDMENTS

10.1 The Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by majority vote of the Board of Directors at any regular or special meeting of the Board of Directors. Such power and authority of the Board of Directors to alter, amend, repeal or adopt Bylaws shall extend to any and all subject matter contained in the Bylaws at any time, subject only to the limitations contained in the Georgia Business Corporation Code. The Shareholders may also alter, amend or repeal the Corporation's Bylaws, or adopt new Bylaws, by a majority vote of all shares voting, even though the Bylaws may also be amended or repealed by the Board of Directors.

                                 ARTICLE ELEVEN

                         ENGINEER IN RESPONSIBLE CHARGE

11.1 Where required by state law, the corporation shall maintain a currently registered Civil Engineer or other registered Professional Engineer in each branch office or state where such practice is performed who shall be designated in responsible charge of all practice of Professional Engineering. The registrant shall have full authority for the corporation with regard to all Professional Engineering decisions and projects performed in said branch office or state.